Exhibit 10(a)55
















       AMENDMENT NUMBER TWO, DATED AS OF DECEMBER 31, 1990,

     TO THE PLANT ROBERT W. SCHERER UNITS NUMBERS ONE AND TWO

                       OPERATING AGREEMENT

                              among

       GEORGIA POWER COMPANY, OGLETHORPE POWER CORPORATION

 (AN ELECTRIC MEMBERSHIP GENERATION & TRANSMISSION CORPORATION),

           MUNICIPAL ELECTRIC AUTHORITY OF GEORGIA and

                     CITY OF DALTON, GEORGIA

                       AMENDMENT NUMBER TWO
     TO THE PLANT ROBERT W. SCHERER UNITS NUMBERS ONE AND TWO
                       OPERATING AGREEMENT


                        TABLE OF CONTENTS

      Section No.                                            Page

     1.   Certain Definitions . . . . . . . . . . . . . . . .   2

     2.   Amendment to Create Section 7 . . . . . . . . . . .   2

     3.   Amendment to Section 2(c) . . . . . . . . . . . . .  13

     4.   Amendment to Section 3(b) . . . . . . . . . . . . .  25

     5.   Amendment to Section 3(c) . . . . . . . . . . . . .  35

     6.   Amendment to Section 3(d) . . . . . . . . . . . . .  36

     7.   Amendment to Section 3(e) . . . . . . . . . . . . .  37

     8.   Amendment to Section 3(g) . . . . . . . . . . . . .  38

     9.   Amendment to Section 3(h) . . . . . . . . . . . . .  38

     10.  Amendment to Section 3(j) . . . . . . . . . . . . .  39

     11.  Amendment to Section 3(k) . . . . . . . . . . . . .  42

     12.  Amendment to Section 4  . . . . . . . . . . . . . .  42

     13.  Amendment to Section 6(q) . . . . . . . . . . . . .  43

     14.  Effectiveness of this Amendment . . . . . . . . . .  43

     15.  Miscellaneous . . . . . . . . . . . . . . . . . . .  43



                            APPENDICES

     A.   Operating Budget; Maintenance Schedule; Fuel Plan and
          Scheduling and Dispatching Budget

     B.   Plant Scherer Operations and Maintenance Expenses

     THIS AMENDMENT, dated as of December 31, 1990, is by and

among GEORGIA POWER COMPANY ("GPC"), a corporation organized and existing under the laws of the State of Georgia, OGLETHORPE POWER

CORPORATION (AN ELECTRIC MEMBERSHIP GENERATION & TRANSMISSION

CORPORATION), an electric membership corporation organized and existing under the laws of the State of Georgia ("OPC"), the

MUNICIPAL ELECTRIC AUTHORITY OF GEORGIA, a public corporation and an instrumentality of the State of Georgia ("MEAG"), and the CITY

OF DALTON, GEORGIA, an incorporated municipality in the State of

Georgia acting by and through its Board of Water, Light and

Sinking Fund Commissioners ("Dalton"), and is Amendment Number

Two to that certain Plant Robert W. Scherer Units Numbers One and

Two Operating Agreement, dated as of May 15, 1980 (as previously amended, the "Operating Agreement"), among GPC, OPC, MEAG and

Dalton.



                       W I T N E S S E T H:



     A.  The Participants have previously entered into the

Operating Agreement and have previously entered into the

Ownership Agreement providing, among other things, for fuel

procurement by Participants other than GPC as agent for the other

Participants and for scheduling and dispatching of the Units.



     B.  The Participants mutually desire to alter and modify

certain provisions of the Operating Agreement relating to fuel procurement and relating to scheduling and dispatching of the

Units.



     NOW, THEREFORE, in consideration of the promises and the

mutual agreements herein set forth, the Participants, intending to be mutually bound among themselves and to the Additional Unit

Participants, hereby agree and amend the Operating Agreement as follows:



     1.   Certain Definitions.  Capitalized terms and phrases

used and not otherwise defined in this Amendment shall have the respective meanings assigned to them by the Ownership Agreement,

the Operating Agreement, or both, unless the context or use

clearly indicates otherwise.  All rules of interpretation,

construction, or both, set forth in the Operating Agreement shall apply with equal force and effect to this Amendment.



     2.   Amendment to Create Section 7 of the Operating

Agreement.  Section 7 of the Operating agreement hereby reads as follows:



     "7. Certain Definitions.

     (a)  APPLICABLE ACCOUNTING PERIOD.  "Applicable Accounting

Period" shall mean that period of operation which occasioned the need to incur the particular Operating Cost incurred.  Depending on the particular Operating Cost involved, such period may be a month, a calendar year or a longer period. For example, for planned, periodic maintenance of the Units, the Applicable

Accounting Period shall be the time since the last planned

maintenance outage during which the same or similar maintenance was last conducted.  If such a period cannot be readily

determined for a particular Operating Cost, then the Applicable

Accounting Period shall be the most recent 12 calendar months.

     (b)  COMMON COAL STOCKPILE.  "Common Coal Stockpile" shall refer to that portion of the Plant Scherer Coal Stockpile

attributable to the ownership interests of the Common Coal

Stockpile Participants from time to time pursuant to Section 5(p)

of the Ownership Agreement.

     (c)  COMMON COAL STOCKPILE COSTS.  "Common Coal Stockpile

Costs" shall mean all costs incurred by GPC on its own behalf and as agent for the other Common Coal Stockpile Participants (or by a Common Procurement Participant in connection with any contract for fuel entered into in accordance with the provisions of

Section 2(c)(i) of this Operating Agreement) that are allocable to the acquisition, processing, transportation, delivering,

handling, storage, accounting, analysis, measurement and disposal of coal for the Common Coal Stockpile, including, without

limitation, any advance payments in connection therewith, less credits related to such costs applied as appropriate, and

including, without limitation, that portion of administrative and general expenses which is properly and reasonably allocable to acquisition and management of coal for the Common Coal Stockpile and for which the incurring party has not been otherwise reimbursed by the other Common Coal Stockpile Participants.

Common Coal Stockpile Costs shall not include Other Fuel Costs,

Separate Coal Stockpile Costs and amortization of the Plant

Scherer initial fossil fuel supply (including, without

limitation, unrecoverable base coal).

     (d)  COMMON COAL STOCKPILE PARTICIPANTS.  "Common Coal

Stockpile Participants" shall mean such Participants and

Additional Unit Participants as are participating in the Common

Coal Stockpile from time to time pursuant to Section 5(p) of the

Ownership Agreement.

     (e)  COMMON DISPATCH PARTICIPANT.  "Common Dispatch

Participant" shall mean those Participants which are not Separate

Dispatch Participants.

     (f)  COMMITTING PARTICIPANTS.  "Committing Participants"

shall have the meaning assigned in Section 3(b)(iii) of this

Operating Agreement.

     (g)  COMMON PROCUREMENT.  "Common Procurement" shall have

the meaning assigned in Section 5(n)(i) of the Ownership

Agreement.

     (h)  COMMON PROCUREMENT PARTICIPANT.  "Common Procurement

Participant" shall mean, initially, the Common Coal Stockpile

Participants and each Separate Coal Stockpile Participant (i)

which has not exercised its rights under Section 2(c)(iii) of this Operating Agreement, Section 3(c), SEPARATE FUEL

PROCUREMENT, of the Unit Three Operating Agreement or Section

3(c), SEPARATE FUEL PROCUREMENT, of the Unit Four Operating

Agreement, (ii) which has not otherwise been found by a vote of a majority of the Pro Forma Ownership Interest in Plant Scherer of

the then Common Procurement Participants (excluding the Pro Forma

Ownership Interest in Plant Scherer of the Common Procurement

Participant under consideration), to have violated the policies and rules for Common Procurement Participants established from time to time by the Plant Scherer Managing Board or (iii) which has been reestablished as a Common Procurement Participant

pursuant to Section 5(n) of the Ownership Agreement.

     (i)  CO-OWNERS' CONSENTS.  "Co-Owners' Consents" shall mean those certain Consents, Amendments, and Assumptions Nos. 1-4 dated December 30, 1985 among GPC, OPC, MEAG, Dalton, Gulf Power

Company, and Wilmington Trust Company and NationsBank of Georgia,

N.A. (as successor to William J. Wade) as Owner Trustees, and those certain Amendment to Consents, Amendments, and Assumptions

Nos. 1-4 dated August 16, 1993, among GPC, OPC, MEAG, Dalton,

Gulf Power Company, Jacksonville Electric Authority and Florida

Power & Light Company and Wilmington Trust Company and

NationsBank of Georgia, N.A., as Owner Trustees.

     (j)  FERC.  The "FERC" shall mean the Federal Energy

Regulatory Commission or any entity succeeding to the powers and functions thereof.

     (k)  GEORGIA INTEGRATED TRANSMISSION SYSTEM.   "Georgia

Integrated Transmission System" shall mean the integrated

transmission system owned by GPC, OPC, MEAG and Dalton and established and operated pursuant to those certain Agreements between GPC and OPC dated as of January 6, 1975 and June 9, 1986,

those certain Agreements between GPC and MEAG dated as of August

27, 1976, and those certain Agreements between GPC and Dalton dated as of August 27, 1976, as any one or more of those

Agreements may be amended, modified, revised, restated or

superseded from time to time, or any successor transmission

system thereto.

     (l)  NONCOMMITTING PARTICIPANTS.  "Noncommitting

Participants" shall mean as of any particular time, those

Participants which at such time are not Committing Participants pursuant to Section 3(b)(iii) of this Operating Agreement.

     (m) OPERATING AGREEMENT. "Operating Agreement" shall refer to the Plant Robert W. Scherer Units Numbers One and Two

Operating Agreement, dated as of May 15, 1980, among GPC, OPC,

MEAG and Dalton, as amended as of December 31, 1985 and as of

December 31, 1990.

     (n)  OPERATING COSTS.  "Operating Costs" shall mean the

aggregate of Scherer Unit No. 1 Operating Costs, Scherer Unit No.

2 Operating Costs and Common Facilities Operating Costs, but

shall not include Common Coal Stockpile Costs, Separate Coal

Stockpile Costs and Other Fuel Costs or any costs and expenses attributable to the Additional Units or any costs and expenses in connection with the improvement of the land described in

Exhibit G of the Ownership Agreement or in connection with the operation, maintenance, care, abandonment or removal of any improvements thereto (whether or not completed). "Scherer Unit

No. 1 Operating Costs," "Scherer Unit No. 2 Operating Costs," and

"Common Facilities Operating Costs" shall mean, respectively, all costs and expenses incurred by GPC on its own behalf and as agent for the other Participants in respect of the management, control,

operation or maintenance of (i) Scherer Unit No. 1, in the case of Scherer Unit No. 1 Operating Costs, (ii) Scherer Unit No. 2,

in the case of Scherer Unit No. 2 Operating Costs, and (iii) the

Plant Scherer Common Facilities, in the case of Common Facilities

Operating Costs, in each case including without limitation that portion of administrative and general expenses incurred by GPC which is properly and reasonably allocable to Scherer Unit No. 1,

Scherer Unit No. 2, and the Plant Scherer Common Facilities,

respectively, for which GPC has not been otherwise reimbursed by the other Participants, and which are properly recordable in accordance with the Operating Expense Instructions and in

appropriate accounts as set forth in the Uniform System of

Accounts.

     (o)  OTHER FUEL COSTS.  "Other Fuel Costs" shall mean all

costs and expenses, other than Common Coal Stockpile Costs and

Separate Coal Stockpile Costs, incurred by GPC on its own behalf and as agent for the other Participants and Additional Unit

Participants that are allocable to the acquisition, processing,

transportation, delivering, handling, storage, accounting,

analysis, measurement and disposal of fossil materials required for Plant Scherer, including, without limitation, any advance payments in connection therewith, less credits related to such costs applied as appropriate, and including, without limitation,

that portion of administrative and general expenses which is properly and reasonably allocable to acquisition and management of fossil fuel (other than coal for the Common Coal Stockpile and the Separate Coal Stockpiles) for Plant Scherer.  Other Fuel

Costs shall not include Common Coal Stockpile Costs, Separate

Coal Stockpile Costs and amortization of the Plant Scherer

initial fossil fuel supply (including, without limitation,

unrecoverable base coal).

     (p) OWNERSHIP AGREEMENT. "Ownership Agreement" shall refer to the Plant Robert W. Scherer Units Numbers One and Two Purchase

and Ownership Agreement, dated as of May 15, 1980, among GPC,

OPC, MEAG and Dalton, as amended as of December 30, 1985, July 1,

1986, August 1, 1988 and as of December 31, 1990.

     (q) PLANT SCHERER MANAGING BOARD AGREEMENT. The "Plant

Scherer Managing Board Agreement" shall mean the Plant Scherer

Managing Board Agreement, dated as of the date hereof, by and among the Participants and the Additional Unit Participants as

such agreement may be amended from time to time.

     (r)  PLANT SCHERER PARTICIPATION AGREEMENTS.  "Plant Scherer

Participation Agreements" shall mean the Ownership Agreement,

this Operating Agreement, the Unit Three Ownership Agreement, the

Unit Three Operating Agreement, the Unit Four Ownership

Agreement, the Unit Four Operating Agreement, the Co-Owners'

Consents and the Plant Scherer Managing Board Agreement.

     (s)  PRO FORMA OWNERSHIP INTEREST IN PLANT SCHERER.  "Pro

Forma Ownership Interest in Plant Scherer" shall mean for each

Participant and Additional Unit Participant the percentage

obtained by dividing by four the sum of (A) such Participant's or

Additional Unit Participant's percentage undivided ownership interest, if any, in Scherer Unit No. 1, plus (B) its percentage undivided ownership interest, if any, in Scherer Unit No. 2, plus

(C) its percentage undivided ownership interest, if any, in

Scherer Unit No. 3, plus (D) its percentage undivided ownership interest, if any, in Scherer Unit No. 4.

     (t)  SEPARATE COAL PROCUREMENT.  "Separate Coal Procurement"

shall mean the procurement of coal pursuant to the standards and procedures set forth under Section 2(c)(iii) of this Operating

Agreement.

     (u)  SEPARATE COAL STOCKPILE.  "Separate Coal Stockpile"

shall have the meaning assigned in Section 5(p) of the Ownership

Agreement.

     (v)  SEPARATE COAL STOCKPILE COSTS.  "Separate Coal

Stockpile Costs" shall mean with respect to each Separate Coal

Stockpile Participant all costs incurred by GPC as agent for such

Separate Coal Stockpile Participant or by a Common Procurement

Participant in connection with any contract for fuel entered into in accordance with the provisions of Section 2(c)(i) of this

Operating Agreement that are allocable to the acquisition,

processing, transportation, delivering, handling, storage,

accounting, analysis, measurement and disposal of coal for such

Separate Coal Stockpile Participant, including, without

limitation, all costs incurred by GPC in administering fuel and transportation contracts entered into by such Separate Coal

Stockpile Participant pursuant to any one or more of Sections

5(n) or 5(p) of the Ownership Agreement or Section 2(c)(iii) of

this Operating Agreement, and including any advance payments in connection therewith, less credits related to such costs applied as appropriate, and including that portion of administrative and general expenses which is properly and reasonably allocable to acquisition and management of coal for such Separate Coal

Stockpile Participant's Separate Coal Stockpile and for which the incurring party has not otherwise been reimbursed.  Separate Coal

Stockpile Costs shall not include Common Coal Stockpile Costs,

Other Fuel Costs and amortization of the Plant Scherer initial fossil fuel supply, including, without limitation, unrecoverable base coal.

     (w)  SEPARATE COAL STOCKPILE PARTICIPANT.  "Separate Coal

Stockpile Participant" shall mean the Participants and Additional

Unit Participants making an election to discontinue participation in the Common Coal Stockpile pursuant to Section 5(p) of the

Ownership Agreement or pursuant to the applicable provisions of the other Plant Scherer Participation Agreements, or which has otherwise entered into an agreement with GPC to become a Separate

Coal Stockpile Participant pursuant to subsection (vii) of

Section 5(p) of the Ownership Agreement. Such Participants and

Additional Unit Participants are referred to individually as a

"Separate Coal Stockpile Participant" and collectively as

"Separate Coal Stockpile Participants".

     (x)  SEPARATE DISPATCH PARTICIPANT.  "Separate Dispatch

Participant" shall mean those Participants which have become

Separate Coal Stockpile Participants pursuant to the provisions of 5(p) of the Ownership Agreement and exercise separate dispatch rights under Section 3(b)(iii) of this Operating Agreement.

     (y)  SEPARATE PROCUREMENT PARTICIPANT.  "Separate

Procurement Participant" shall mean each Separate Coal Stockpile

Participant (i) which has exercised its rights under Section

2(c)(iii) of this Operating Agreement; Section 3(c), SEPARATE

FUEL PROCUREMENT, of the Unit Three Operating Agreement; or

Section 3(c), SEPARATE FUEL PROCUREMENT, of the Unit Four

Operating Agreement or (ii) which has been found by a vote of a majority of the Pro Forma Ownership Interest in Plant Scherer of

the Common Procurement Participants (excluding the Pro Forma

Ownership Interest in Plant Scherer of the Common Procurement

Participant under consideration) to have violated the policies and rules for Common Procurement Participants established from time to time by the Plant Scherer Managing Board and which has not been reestablished as a Common Procurement Participant

pursuant to Section 5(n) of the Ownership Agreement.

     (z)  SPOT COAL.  "Spot Coal" shall mean all coal purchased for the Common Coal Stockpile or any Separate Coal Stockpile

under an arrangement of acquisition for a period of less than one year, or some other period agreed to by the written approval or consent of those members of the Plant Scherer Managing Board which collectively own at least a 76% Pro Forma Ownership

Interest in Plant Scherer.

     (aa)  UNIFORM SYSTEM OF ACCOUNTS.  The "Uniform System of

Accounts" shall mean the FERC Uniform System of Accounts

prescribed for Public Utilities and Licensees subject to the provisions of the Federal Power Act, as the same now exist or may be hereafter amended by the FERC.

     (bb) UNIT FOUR OPERATING AGREEMENT.  "Unit Four Operating

Agreement" shall refer to the Plant Robert W. Scherer Unit Number

Four Operating Agreement, dated as of December 31, 1990, among

GPC, FPL, and JEA as the same may be amended from time to time.

     (ac) UNIT FOUR OWNERSHIP AGREEMENT.  "Unit Four Ownership

Agreement" shall refer to the Plant Robert W. Scherer Unit Number

Four Amended and Restated Ownership Agreement, dated as of

December 31, 1990, among GPC, FPL, and JEA as the same may be amended from time to time.

     (ad) UNIT THREE OPERATING AGREEMENT.  "Unit Three Operating

Agreement" shall refer to the Plant Robert W. Scherer Unit Number

Three Amended and Restated Operating Agreement, between GPC and

Gulf, dated as of December 31, 1990.

     (ae) UNIT THREE OWNERSHIP AGREEMENT.  "Unit Three Ownership

Agreement" shall refer to the Plant Robert W. Scherer Unit Number

Three Amended and Restated Ownership Agreement between GPC and

Gulf, dated as of December 31, 1990."

     3.   Amendment to Section 2(c) of the Operating Agreement.

Section 2(c) of the Operating Agreement is hereby amended as follows:



     (a)  Sections 2(c)(i) and 2(c)(ii) are hereby amended in

     entirety to read as follows:



            "(i) Common Procurement by Common Procurement

     Participants. In the event that any Common Procurement

     Participant (other than GPC as agent hereunder for the other

     Common Procurement Participants) should be able to locate

     and arrange for a source of coal for the Common Procurement

     Participants and (A) the total cost per Btu of such coal,

     including, without limitation, all brokerage,

     transportation, handling, testing and storage charges, is

     equal to or lower than that of the coal which GPC would be able to procure for the Common Procurement Participants for the same period of time; (B) the quality and characteristics of such coal are in all respects equal to or better than and compatible with those of the other coal being utilized or to be utilized for the Common Coal Stockpile during the period of such contract, and such coal is in all respects

     compatible with the Units and the Additional Units and will enable the Units and Additional Units to operate at their

     normal operational levels in compliance with all

     governmental regulations applying thereto; (C) trans-portation for such coal can be arranged which is at least as reliable as transportation which would be available for the other sources of coal for the Common Coal Stockpile for the same period of time, and such transportation is compatible with the transportation and coal delivery facilities of the

     Units and Additional Units; (D) all parties materially

     associated with the supply of such coal, including, without limitation, the vendor, broker, mine operator and

     transporter, are at least as reliable and technically and

     financially qualified as those with whom GPC would be able to contract for the other coal for the Common Coal Stockpile during the same period of time; (E) procurement of such coal would not interfere with, diminish any benefits of or

     replicate any other coal arrangement which GPC has procured for or entered into for the Common Procurement Participants

     (or, if such Common Procurement Participant is a Common Coal

     Stockpile Participant, which GPC has procured for or entered into for the Common Coal Stockpile), including, without

     limitation, any options or rights for renewals or extensions of contracts, and would not interfere with, diminish any

     benefits of or replicate any transportation arrangements,

     agreements or tariffs; (F) procurement of such coal would

     not increase or diminish the level of coal supply in the

     Common Coal Stockpile determined by GPC to be the

     appropriate level therefor; and (G) the vendor of such coal is willing to enter into a contract or contracts with GPC and such of the Separate Coal Stockpile Participants desiring to participate in such coal supply arrangement on terms and conditions no less favorable to the Common

     Procurement Participants than those then being bargained for by GPC; then GPC, on its own behalf and as agent for the

     other Common Procurement Participants, shall offer such coal supply arrangement to the Common Procurement Participants in accordance with the provisions of Section 5(n) of the

     Ownership Agreement. If GPC, on its own behalf and on behalf of the other Common Coal Stockpile Participants, or if a

     Separate Coal Stockpile Participant for its own account,

     shall enter into one or more contracts for such coal supply,

     then GPC shall thereafter exclusively administer such

     contract and all transportation arrangements associated

     therewith, and all costs and benefits of such coal supply

     arrangement shall be shared pursuant to the other provisions of this Agreement and of the Ownership Agreement.  No

     Participant or Additional Unit Participant (other than GPC or a Separate Coal Stockpile Participant for its own

     account) shall enter into any arrangement or agreement with respect to the procurement of coal pursuant to this

     subsection (i) of Section 2(c), and any Participant or

     Additional Unit Participant (other than GPC or a Separate

     Coal Stockpile Participant for its own account) which shall enter into any such arrangement or agreement (or which is

     charged in any suit, action or other proceeding with having done so) shall indemnify the other Participants and

     Additional Unit Participants for all costs, expenses, judg-

     ments and penalties associated therewith and incurred by

     them, including, without limitation, all legal fees incurred in connection with any suit, action or other proceeding.



          (ii) Special Procurement for Financial and Legal

     Reasons.  Any Common Dispatch Participant which has an

     opportunity to procure or participate in a fuel supply

     arrangement which meets all of the conditions specified in clauses (B) through (F) of Section 2(c)(i) above, but for

     which such Common Dispatch Participant cannot, because of

     legal restrictions, obtain beneficial financing if the

     economic benefits, if any, of such fuel supply arrangement are shared with the other Participants and Additional Unit

     Participants, shall be permitted to supply, solely for its own account, up to its proportionate share of the fuel

     requirements for the Units, the Additional Units, or both,

     from such fuel supply arrangement, upon the following

     conditions:



                    (A) Prior to entering into such fuel supply

          arrangement, such Common Dispatch Participant must

          demonstrate that such arrangement complies with the

          provisions of this Section 2(c)(ii) and must

          demonstrate the feasibility of an accounting procedure for such proposed fuel supply arrangement which is compatible with the fuel accounting, billing and

          adjustment procedures provided for in this Agreement

          and the Ownership Agreement and which is satisfactory

          to the other Participants and Additional Unit

          Participants;



                    (B) The Common Dispatch Participant proposing

          to participate in such fuel supply arrangement must

          give GPC written notice of its intention to supply part

          or all of its proportionate share of the fuel

          requirements for the Units, the Additional Units, or

          both, the period of time for which it proposes to

          supply such requirements and the percentage of its

          proportionate share of such requirements which it

          proposes to provide, at least three years prior to the

          date of the first contemplated delivery of fuel from

          such fuel supply arrangement;



                    (C) The Common Dispatch Participant giving

          notice of its intention to participate in such fuel

          supply arrangement must thereafter give GPC written

          notice of any subsequent change in such percentage of

          its proportionate share of such requirements which it

          proposes to supply or in the period of time for which

          it proposes to supply such requirements at least two years prior to the date of the first delivery of fuel originally contemplated from such fuel supply

          arrangement; and



                    (D) At least one year prior to the first

          scheduled delivery of fuel from any such arrangement,

          the Common Dispatch Participant proposing to

          participate in the arrangement shall enter into a

          valid, binding and enforceable contract for such fuel

          consistent with the demonstrations and notices provided

          for in (A), (B) and (C) above and providing by its

          terms for GPC (or any successor agent hereunder) to be

          solely responsible for all administration with respect

          thereto, including coordination with the mine operator,

          scheduling of deliveries, transportation arrangements,

          testing and enforcement.



      Any Common Dispatch Participant which gives any such notice of intention to supply fuel shall indemnify the other

Participants and Additional Unit Participants for any and all

damages, costs and expenses which result, directly or indirectly,

from any such notice of intention or change notice, from any such fuel supply arrangement or from the failure of supply of fuel as contemplated in such notices or arrangement.

     If, at any time, any one or more deliveries of fuel from any such fuel supply arrangement fail in any respect to satisfy the requirements as to quality and characteristics specified in

clause (B) of Section 2(c)(i) above, fail to comply with any material provision of a contract governing such fuel supply

arrangements or are incompatible with the Units (or any

Additional Unit to be served by the Plant Scherer Coal Stockpile)

or any governmental regulations applying thereto, then GPC may decline to use the fuel from any such delivery, may order a

suspension of any further deliveries from such fuel supply

arrangement until receipt of adequate assurances satisfactory to it that all future deliveries of fuel will conform to the

delivery schedules and to all of the other requirements of the

Plant Scherer Coal Stockpile, the Units and the Additional Units,

as the case may be, and may take any other action and exercise any other rights which may be permitted by law or by the

provisions of any contracts with respect to such fuel supply arrangement.



     GPC shall not be liable to any other Participant or

Additional Unit Participant for any actions taken by it under this Section 2(c)(ii), and the Common Dispatch Participant

participating in any such fuel supply arrangement shall indemnify and hold GPC and the other Participants and the Additional Unit

Participants harmless from and against any and all costs,

expenses, claims, judgments and fines, including legal fees incurred in defense of any lawsuit or other proceeding, as a result of any such action taken by GPC, except that GPC shall not be so indemnified and held harmless from the payment of legal fees incurred in defense of any lawsuit brought by a Common

Dispatch Participant proposing to participate in such arrangement seeking specific performance or injunctive relief against GPC to reverse GPC's determination that such a proposed arrangement does not comply with the terms and conditions of this Section

2(c)(ii).



     Upon the exercise by any Common Dispatch Participant of a

special procurement under this Section 2(c)(ii), GPC shall have no obligation to procure coal or transportation for that portion of such Common Dispatch Participant's supply which is provided from such procurement under this Section 2(c)(ii)."



      (b)  To add the following new subsection (iii) to the end

     thereof:



          "(iii)  Separate Procurement by Separate Procurement

     Participants - Generally.  Any Separate Coal Stockpile

     Participant shall be permitted to supply, solely for its own account and solely for its Separate Coal Stockpile, its coal requirements for its undivided ownership interests in the

     Units, the Additional Units, or both, upon the following

     conditions:

               (A)  Prior to entering into each coal supply

          arrangement, such Separate Coal Stockpile Participant

          must demonstrate that such arrangement complies with

          the provisions of this Section 2(c)(iii) and must

          demonstrate (1) that the proposed coal to be procured

          meets or exceeds the quality and compatibility

          standards set by GPC, as approved or revised from time

          to time by the Plant Scherer Managing Board, and will

          enable the Units and the Additional Units to operate at

          their normal operational levels in compliance with all

          governmental regulations applying thereto; (2) that

          transportation for such coal can be arranged by such

          Separate Coal Stockpile Participant which is compatible

          with the transportation and fuel delivery facilities at

          Plant Scherer; and (3) all parties associated with the

          supply of such coal, including, without limitation, the

          vendor, broker, mine operator and transporter are

          reliable and technically and financially qualified.

          Within six months following the date of the first

          election by a Separate Coal Stockpile Participant to

          discontinue participation in the Common Coal Stockpile,

          GPC shall develop written guidelines setting forth

          standards and procedures for compliance by a Separate

          Coal Stockpile Participant with the provisions of this

          Section 2(c)(iii)(A), including, without limitation,

          standards relating to the operational characteristics of the Units and the Additional Units and setting forth the standard contract terms and provisions referred to

          in Section 2(c)(iii)(B) and shall submit such

          guidelines to the Plant Scherer Managing Board which

          shall adopt such guidelines by vote of Participants and

          Additional Unit Participants owning at least an

          aggregate 85% Pro Forma Ownership Interest in Plant

          Scherer within two months of submission or which shall

          revise such guidelines, such revisions to be approved

          by Participants and Additional Unit Participants owning

          at least an aggregate 85% Pro Forma Ownership Interest

          in Plant Scherer.  In the absence of such adoption or

          approval of revisions within two months of submission,

          the guidelines submitted by GPC shall go into effect as

          the guidelines of the Plant Scherer Managing Board and

          may be revised thereafter only by approval of such

          revisions by Participants and Additional Unit

          Participants owning at least an aggregate 76% Pro Forma

          Ownership Interest in Plant Scherer.

               (B)  At least 90 days prior to the first scheduled

          delivery of coal from any such arrangement, the

          Separate Coal Stockpile Participant proposing to

          participate in the arrangement shall give GPC written

          notice of its intent to enter into such coal supply

          arrangement, shall make the demonstrations set forth in

          (A) above to the reasonable satisfaction of GPC, as agent, and, thereafter shall enter into a valid,

          binding and enforceable contract for such coal

          containing such standard terms and conditions as are

          required by the Plant Scherer Managing Board guidelines

          (other than price, quantity, and duration), which

          contract shall be consistent with the demonstrations

          provided for in (A) above and providing by its terms

          for GPC (or any successor agent hereunder) to have sole

          authority for all administration with respect thereto,

          including, without limitation, coordination with the

          mine operator, scheduling of deliveries, transportation

          arrangements and testing; provided, however, that

          except as otherwise set forth herein, the Separate Coal

          Stockpile Participant shall have sole authority,

          subject to the policies and procedures adopted or

          revised from time to time by the Plant Scherer Managing

          Board, to make or direct major economic decisions which

          are not administrative in nature, including, without

          limitation, to extend, terminate or renegotiate the

          contract or exercise options thereunder and to sue the

          supplier.



     Except as set forth in Section 5(n) of the Ownership

Agreement, GPC shall have no obligation to purchase, arrange for or contract for the purchase of coal for any Separate Coal

Stockpile Participant.

     If, at any time, any one or more deliveries of coal from any such coal supply arrangement fail in any respect to satisfy the requirements as to quality and characteristics specified in

clause (A) above, fail to comply with any material provision of a contract governing such coal supply arrangements or are

incompatible with the Units or the Additional Units or any

governmental regulations applying thereto, then, in accordance with such guidelines as may be adopted or revised from time to time by the Plant Scherer Managing Board, GPC may decline to use the coal from any such delivery, may order a suspension of any further deliveries from such coal supply arrangement until

receipt of adequate assurances satisfactory to it that all future deliveries of coal will conform to the delivery schedules and to all of the other requirements of the Plant Scherer Coal

Stockpile, the Units and the Additional Units, as the case may be, and may take any other action and exercise any other rights which may be permitted by law or by the provisions of any

contracts with respect to such coal supply arrangement.

     GPC shall not be liable to any other Participant or

Additional Unit Participant (except as otherwise set forth in

Section 3(c)(ii) of the Unit Four Operating Agreement with

respect to the Scherer Unit No. 4 Participants) for any actions taken by it under this Section 2(c)(iii), and the Separate

Procurement Participant participating in any such coal supply arrangement shall indemnify and hold GPC and the other

Participants and the Additional Unit Participants harmless from and against any and all costs, expenses, claims, judgments and fines, including, without limitation, legal fees incurred in defense of any lawsuit or other proceeding, as a result of any such action taken by GPC, except that GPC shall not be so

indemnified and held harmless from the payment of legal fees incurred in defense of any lawsuit brought by a Separate

Procurement Participant proposing to participate in such

arrangement seeking specific performance or injunctive relief against GPC to reverse GPC's determination that such a proposed arrangement does not comply with the terms and conditions of this

Section 2(c)(iii)."



     4.   Amendment to Section 3(b) of the Operating Agreement.

Section 3(b) of the Operating Agreement is hereby amended by deleting such Section 3(b) in its entirety and, in lieu thereof,

substituting the following:



          "(b)  Scheduling and Dispatching.

               (i)  Subject to the further provisions of this

          Section 3(b), GPC, on its own behalf and as agent for

          the other Participants shall have sole authority for

          the scheduling and dispatching of the output of each of

          Scherer Unit No. 1 and Scherer Unit No. 2 and shall

          schedule and dispatch such outputs on a continuous

          economic dispatch basis, to the extent each such unit

          is capable of such dispatch, in accordance with GPC's standard scheduling and dispatching procedures to serve, in part, the electric capacity and energy load

          within the State of Georgia.  GPC shall give to the

          other Common Dispatch Participants written notification

          of the estimated operating level of the Units as set

          forth in Appendix A attached hereto, as the same may be

          revised from time to time with respect to such

          information by agreement among all of the Common

          Dispatch Participants and GPC as agent for the Common

          Dispatch Participants.

               (ii)  Any Common Dispatch Participant having an

          undivided ownership interest in Scherer Unit No. 1,

          Scherer Unit No. 2, or both, shall have the right to

          request and receive during such calendar year energy on

          an hourly basis from either of Scherer Unit No. 1 or

          Scherer Unit No. 2 or both in excess of its

          proportionate share of the energy generated by such

          unit operating on an economic dispatch basis, up to a

          maximum of such Participant's proportionate share of

          the energy which could be generated by such unit

          operating at its maximum practicable capability at any

          given time, if (1) such Participant, gives GPC such

          advance notice as is reasonably acceptable to GPC of

          its desire to receive such additional energy from such

          unit and the amount of such additional energy and such

          increased generation can be reasonably accommodated within GPC's scheduling and dispatching procedures; and

          (2) such Participant agrees to be responsible, as of

          the date of such notice, for any and all additional

          costs resulting from such increased generation of

          energy, including all prepayments in connection with

          the acquisition of coal and other fuel, whether or not

          it requires or takes the additional energy during such

          calendar year and whether or not any additional energy

          is generated.

               (iii)  Subject to the provisions of Section

          3(b)(iv) of this Agreement, commencing within six

          months following the date of the first election by a

          Separate Coal Stockpile Participant to discontinue

          participation in the Common Coal Stockpile,  GPC shall

          use its reasonable best efforts to dispatch the

          undivided ownership interests of each Separate Dispatch

          Participant in Scherer Unit No. 1 and Scherer Unit No.

          2 to match the schedules provided by such Separate

          Dispatch Participant.  Except as provided for in

          Section 3(b)(iv) or in the third paragraph of this

          Section 3(b)(iii), GPC shall have no right to dispatch

          the undivided ownership interests in Scherer Unit No.

          1, Scherer Unit No. 2, or both, of the Separate

          Dispatch  Participants on any basis or for any purpose

          other than to match the schedules provided by such

          Separate Dispatch Participants.  The Separate Dispatch

          Participants having undivided ownership interests in

          Scherer Unit No. 1, Scherer Unit No. 2, or both, and

          GPC agree to develop software and to install any

          equipment at Scherer Unit No. 1 and Scherer Unit No. 2

          which GPC and such Separate Dispatch Participants deem

          reasonable and necessary for the separate scheduling

          and dispatching of the undivided ownership interests of

          the Separate Dispatch Participants in Scherer Unit No.

          1 and Scherer Unit No. 2.  The costs associated with

          procuring, developing, installing and operating such

          equipment and software shall be borne solely by the

          Separate Dispatch Participants having undivided

          ownership interests in the Units, and each such

          Separate Dispatch Participant shall pay that portion of

          such costs in the proportion that its undivided

          ownership interest in the Units bears to the aggregate

          of undivided ownership interests of Separate Dispatch

          Participants in the Units.

               GPC and the Separate Dispatch Participants having

          undivided ownership interests in Scherer Unit No. 1,

          Scherer Unit No. 2, or both, shall establish mutually

          agreeable notification procedures for the startup and

          shutdown of Scherer Unit No. 1 and Scherer Unit No. 2

          as part of the separate dispatch procedures which shall

          be subject to approval by the Plant Scherer Managing

          Board by vote of Participants owning at least an aggregate 75% undivided ownership interest in the

          Units, including MEAG, so long as MEAG owns at a least

          15.1% undivided ownership interest in the Units and

          upon failure to secure such approval, such notification

          procedures shall be those proposed by GPC.  Such

          procedures shall consider, among other things,

          operational characteristics of Scherer Unit No. 1 and

          Scherer Unit No. 2 as well as factors affecting the

          operation of Scherer Unit No. 1 and Scherer Unit No. 2

          as a component of Plant Scherer integrated with the

          Georgia Integrated Transmission System.

               Either GPC, on its own behalf and as agent for the

          other Common Dispatch Participants, or any Separate

          Dispatch Participant having undivided ownership

          interests in Scherer Unit No. 1, Scherer Unit No. 2, or

          both, may commit such of Scherer Unit No. 1, Scherer

          Unit No. 2, or both, in which it has an undivided

          ownership interest, when available, for start-up.  The

          Participant or Participants committing a Unit for

          start-up shall pay and be solely responsible for all

          costs associated with the start-up of the Unit and

          bringing operations of the Unit to minimum operating

          levels, including, without limitation, start-up fuel

          and personnel costs, with each such Committing

          Participant being responsible for a portion of such

          costs in the proportion that its undivided ownership interest in the committed Unit bears to the aggregate of the undivided ownership interests of the Committing

          Participants in the committed Unit.  For this purpose,

          if GPC commits Scherer Unit No. 1, Scherer Unit No. 2,

          or both, for start-up, all Common Dispatch Participants

          having an undivided ownership interest in Scherer Unit

          No. 1 or Scherer Unit No. 2 shall be deemed Committing

          Participants.  If one or more of the Committing

          Participants desire to shutdown Scherer Unit No. 1 or

          Scherer Unit No. 2 and one or more Committing

          Participant desires to maintain the commitment of such

          Unit, then the Committing Participant or Participants

          desiring to maintain the commitment may do so and shall

          be responsible for all costs associated therewith.

               During any period of commitment of Scherer Unit

          No. 1, Scherer Unit No. 2, or both, by Committing

          Participants, if another Participant or Participants

          having the right to schedule or dispatch output from

          the committed Unit or Units does so, then such

          Participant or Participants shall become Committing

          Participants and shall pay or reimburse the preexisting

          Committing Participants for that portion of the costs

          associated with start-up of the Unit and bringing

          operations of the Unit to minimum operating levels for

          which the preexisting Committing Participants were

          liable pursuant to the third paragraph of this Section

          3(b)(iii), which is properly and reasonably allocable

          to each new Committing Participant, all in accordance

          with GPC's standard operating and accounting procedures

          which shall be submitted for approval to the Plant

          Scherer Managing Board by vote of Participants owning

          at least an aggregate 75% undivided ownership interest

          in the Units, including MEAG, so long as MEAG owns at

          least a 15.1% undivided ownership interest in the

          Units, and upon failure to secure such approval, such

          operating and accounting procedures shall be those

          proposed by GPC.  Each Separate Dispatch Participant

          shall be responsible for any and all costs resulting

          from its operation of Scherer Unit No. 1, Scherer Unit

          No. 2, or both.

               (iv)  It is recognized by the Participants that

          the operation of the Georgia Integrated Transmission

          System under both normal and abnormal conditions can be

          impacted by the operation of Scherer Unit No. 1 and

          Scherer Unit No. 2, and it is further recognized that

          the operation of Scherer Unit No. 1, Scherer Unit No. 2

          and the remainder of Plant Scherer, including, without

          limitation, maintenance of voltage regulation and

          electrical and mechanical stability, can be impacted by

          the operation of the Georgia Integrated Transmission

          System.  The Participants agree that GPC, as agent,

          shall have the right to take such actions relating to the operation or shutdown of the Participants'

          undivided ownership interests in the Units as are

          reasonable for the safe and reliable operation of

          Scherer Unit No. 1, Scherer Unit No. 2, the remainder

          of Plant Scherer and the Georgia Integrated

          Transmission System.

               The Participants recognize and agree that (1) GPC

          shall have sole authority to control the reactive power

          output of Scherer Unit No. 1 and Scherer Unit No. 2 in

          order to control voltage at the Plant Scherer step-up

          substation and auxiliary electric systems, maintain

          reasonable voltage profiles on the Georgia Integrated

          Transmission System, and provide reactive power to the

          system, and (2) GPC may take actions to override the

          dispatch of the Participants' undivided ownership

          interests in Scherer Unit No. 1, Scherer Unit No. 2, or

          both, including, without limitation, startup or

          shutdown of Scherer Unit No. 1, Scherer Unit No. 2, or

          both, in the event GPC reasonably determines that such

          action is necessary or appropriate to maintain

          reliability and integrity of Scherer Unit No. 1,

          Scherer Unit No. 2, the remainder of Plant Scherer, the

          Georgia Integrated Transmission System or any

          combination of them.  GPC shall notify each Participant

          having an undivided ownership interest in Scherer Unit

          No. 1, Scherer Unit No. 2, or both, as soon as reasonably practicable when such actions or similar actions with respect to the Additional Units are

          necessary.  Procedures for such notification shall be

          included in the dispatch procedures to be developed by

          GPC and submitted to the Plant Scherer Managing Board

          for approval by the Participants by vote of

          Participants owning at least an aggregate 75% undivided

          ownership interest in the Units, including MEAG, so

          long as MEAG owns at least a 15.1% undivided ownership

          interest in the Units, and upon failure to secure such

          approval, such notification procedures shall be those

          proposed by GPC.

               All costs for any additional energy produced by

          operation of the Participants' undivided ownership

          interests in Scherer Unit No. 1, Scherer Unit No. 2, or

          both, pursuant to the foregoing provisions of this

          Section 3(b)(iv), shall be borne by the Participants in

          proportion to their undivided ownership interests in

          the Units and the Participants will be entitled to such

          additional energy in the same proportions whether or

          not any such Participant requires or can utilize such

          additional energy.

               The rights granted GPC pursuant to this Section

          3(b)(iv) shall remain in full force and effect even if

          GPC is removed as agent for the Units, the Unit Common

          Facilities, the Plant Scherer Common Facilities, the

          Plant Scherer Coal Stockpile, or any combination

          thereof.

               (v)  The Participants agree that GPC shall have no

          obligation to generate energy which cannot be

          transmitted either due to transmission restrictions or

          lack of necessary transmission arrangements.

               (vi)  The Participants recognize that GPC, as

          operating agent for the Participants and Additional

          Unit Participants, has various contractual obligations

          under the Plant Scherer Participation Agreements

          respecting operation and maintenance of Plant Scherer.

          The Participants agree that, in discharging its

          contractual obligations, GPC may take reasonable

          actions to resolve conflicts involving its various

          contractual obligations.  In circumstances where GPC

          becomes aware of a conflict in its contractual

          obligations under the Plant Scherer Participation

          Agreements and GPC reasonably believes the conflict is

          material and is likely to have a significant, on-going

          impact on one or more Participants or Additional Unit

          Participants, GPC shall notify the Plant Scherer

          Managing Board of the conflict and of GPC's proposed

          action to resolve the conflict.  The Plant Scherer

          Managing Board shall approve such action by vote of

          Participants and Additional Unit Participants owning at

          least an aggregate of 76% Pro Forma Ownership Interest in Plant Scherer. In the absence of such approval within 30 days from the date GPC's proposal was

          submitted to the Plant Scherer Managing Board, GPC

          shall be authorized to take the action it proposed to

          resolve the reported conflict, and such action may be

          repeated as necessary until such time as GPC proposes a

          different action to the Managing Board or the Managing

          Board approves an alternative action consistent with

          the procedures set forth in Section 7.1, RESOLUTION OF

          CONFLICTING CONTRACTUAL OBLIGATIONS FOR GPC, AS AGENT,

          of the Plant Scherer Managing Board Agreement.

               (vii)  For the purpose of this Section 3(b), the

          capacity associated with a Participant's undivided

          ownership interest in the Units shall include, in the

          case of GPC, the capacity purchased by GPC from time to

          time pursuant to Sections 3(g) and 3(h) of this

          Agreement, and shall exclude, in the case of MEAG and

          OPC, the capacity sold by MEAG and OPC, respectively

          from time to time, pursuant to Sections 3(g) and 3(h)

          of this Agreement."



     5.   Amendment to Section 3(c) of the Operating Agreement.

Section 3(c) of the Operating Agreement is hereby amended by adding the following at the end of such Section 3(c):

          "Notwithstanding the foregoing provisions of this

     Section 3(c), with respect to information provided by GPC and applicable times and dates, the matters set forth in

     Appendix A attached hereto relating to fuel plans, as the

     same may be revised from time to time by agreement among all of the Participants and GPC as agent for the Participants,

     shall govern and control any such conflicting or contrary

     provisions of this Section 3(c)."



     6.   Amendment to Section 3(d) of the Operating Agreement.

Section 3(d) of the Operating Agreement is hereby amended in its entirety to read as follows:



     "(d)  Common Coal Stockpile Costs, Separate Coal Stockpile

     Costs, and Other Fuel Costs.



               (i)  Each Participant which is at any given time a

          Common Coal Stockpile Participant shall own an

          undivided ownership interest in the Common Coal

          Stockpile, and shall be responsible for the payment of

          Common Coal Stockpile Costs in the proportions set

          forth in Sections 5(n)(iii) and 5(p) of the Ownership

          Agreement.  Each Participant which is at any given time

          a Separate Coal Stockpile Participant shall own the

          coal allocated to its account and shall be responsible

          for payment of Separate Coal Stockpile Costs pursuant

          to Sections 5(n)(iv) and 5(p) of the Ownership

          Agreement. Each Participant shall own other fossil fuel and shall be responsible for payment of Other Fuel

          Costs for the Units in proportion to its percentage

          undivided ownership interest from time to time in the

          Units.  Not later than 120 days prior to the beginning

          of each calendar year, GPC shall deliver to the other

          Participants an estimate of the Common Coal Stockpile

          Costs or Separate Coal Stockpile Costs, as the case may

          be, and Other Fuel Costs to be paid by each Participant

          for such calendar year;

               (ii)  For each calendar year, GPC shall keep an

          hourly record of the kilowatt-hours of energy delivered

          to each Participant from each of Scherer Unit No. 1 and

          Scherer Unit No. 2 and shall report such amounts each

          month along with the cumulative amount of energy

          delivered to each Participant since the beginning of

          that calendar year."



     7.   Amendment to Section 3(e) of the Operating Agreement.

Section 3(e) of the Operating Agreement is hereby amended by adding the following sentence after the third sentence of such

Section 3(e):



          "Notwithstanding the foregoing provisions of this

     Section 3(e), with respect to information to be provided by

     GPC and applicable times and dates, the matters set forth in

     Appendix A attached hereto relating to maintenance schedules, as the same may be revised from time to time by agreement among all of the Participants and GPC as agent for the Participants, shall govern and control any such

     conflicting or contrary provisions of this Section 3(e)."



     8.   Amendment to Section 3(g) of the Operating Agreement.

Section 3(g) of the Operating Agreement is hereby amended as follows:



          (a)  The first sentence of the second paragraph of

     Section 3(g)(i) of the Operating Agreement is hereby amended to delete the words "Fuel Costs" and to substitute the words

     "Common Coal Stockpile Costs or Separate Coal Stockpile

     Costs, as the case may be, and Other Fuel Costs" therefor.



          (b)  The first sentence of Section 3(g)(ii)(C) of the

     Operating Agreement is hereby amended to delete the words "a

     Fuel Cost" and to substitute the words "a Common Coal

     Stockpile Cost, a Separate Coal Stockpile Cost, or an Other

     Fuel Cost" therefor.



     9.   Amendment to Section 3(h) of the Operating Agreement.

The first sentence of the second paragraph of Section 3(h)(iii)

of the Operating Agreement is hereby amended to delete the words

"Fuel Costs" and to substitute the words "Common Coal Stockpile

Costs or Separate Coal Stockpile Cost, as the case may be, and

Other Fuel Costs" therefor.



     10.  Amendment to Section 3(j) of the Operating Agreement.

Section 3(j) of the Operating Agreement is hereby amended by deleting such Section 3(j) in its entirety and, in lieu thereof,

substituting the following:



          "(j)  Sharing of Costs - General.  The Participants

     shall be responsible for payment of Cost of Construction in accordance with the provisions of the Ownership Agreement,

     and the Participants shall be responsible for the payment of

     Separate Coal Stockpile Costs, Common Coal Stockpile Costs

     and Other Fuel Costs in accordance with the provisions of

     Sections 3(d), 3(g) and 3(h) of this Agreement and Sections

     5(f), 5(n) and 5(p) of the Ownership Agreement.

          Except as otherwise provided in this Section 3, each

     Participant shall be responsible for the payment of its

     respective share of all Operating Costs.  Each Participant's respective share of such Operating Costs, to the extent

     feasible, shall be equivalent to the proportion that the

     output of energy from its undivided ownership interest in

     the Units bears to the total output of energy from the Units during the Applicable Accounting Period; provided, however,

     that if there is no output of energy from the Units during the Applicable Accounting Period, each Participant's respective share of such Operating Costs shall be equivalent to its respective percentage undivided ownership interest

     during such accounting period in the Units, and, for those

     Operating Costs which cannot be feasibly allocated based on the Participant's output of energy from their respective

     undivided ownership interests in the Units, each

     Participant's respective share of such Operating Costs shall be equivalent to its respective percentage undivided

     ownership interest in the Units during such accounting

     period.  Such Operating Costs incurred in connection with

     either or both of the Units, Operating Costs incurred in

     connection with the Unit Common Facilities and Common

     Facilities Operating Costs shall be allocated as provided in

     Appendix "B" attached hereto and incorporated herein by

     reference, as the same may be revised from time to time by

     (1) with respect to Operating Costs incurred in connection with any one or more of Scherer Unit No. 1, Scherer Unit No.

     2 and the Unit Common Facilities, by approval of all of the

     Participants, and (2) with respect to Common Facilities

     Operating Costs, by approval of all of the Participants and

     Additional Unit Participants.

          It is the absolute intent of the Participants to

     share all items of cost, obligation and liability

     incurred in connection with the Units and the Plant

     Scherer Common Facilities (other than the financing of

     each participant's respective undivided ownership interest in the Units and the Plant Scherer Common

     Facilities), and not otherwise expressly provided for,

     in the proportion equivalent to each Participant's

     undivided ownership interest in the Units.

          Notwithstanding the foregoing provisions of this

     Section 3(j) or any other provision of this Agreement, in

     the event any Participant sells to any other person

     (including, without limitation, a Participant) any undivided ownership interest in the Units or any portion thereof in

     accordance with the provisions of Section 5(j) of the

     Ownership Agreement (other than a sale or conveyance as

     security for an indebtedness or in connection with the

     financing of pollution control facilities), such selling

     Participant's rights and obligations hereunder as a

     Participant and co-owner of the Units and the Plant Scherer

     Common Facilities, including the obligation to make payments of the Operating Costs, Common Coal Stockpile Costs,

     Separate Coal Stockpile Costs, Other Fuel Costs and any

     other costs to be shared by the Participants hereunder,

     shall be reduced to the extent of such costs attributable to the undivided ownership interest so sold, and all

     Participants shall look solely to such purchaser for payment of the corresponding portion of the Operating Costs, Common

     Coal Stockpile Costs, Separate Coal Stockpile Costs, Other

     Fuel Costs and other costs to be shared by the Participants hereunder; provided, however, that no such sale shall relieve any Participant from its obligations under Sections

     3(g) and 3(h) hereof."



     11.  Amendment to Section 3(k) of the Operating Agreement.

Section 3(k) of the Operating Agreement is hereby amended by adding the following at the end of such Section 3(k):



          "Notwithstanding the foregoing provisions of this

     Section 3(k) with respect to the information to be provided by GPC and applicable times and dates, the matters set forth in Appendix A attached hereto relating to operating budgets,

     as the same may be revised from time to time by agreement

     among all of the Participants and GPC as agent for the

     Participants, shall govern and control any such conflicting or contrary provisions of this Section 3(k)."



     12.  Amendment to Section 4 of the Operating Agreement.

The first sentence of Section 4(e) of the Operating Agreement is hereby amended to delete the words "and Fuel Costs" and to

substitute the words "Common Coal Stockpile Costs (which shall be made available only to Common Coal Stockpile Participants),

Separate Coal Stockpile Costs (which shall be made available to each Separate Coal Stockpile Participant with respect to its

Separate Coal Stockpile) and Other Fuel Costs" therefor.

     13.  Amendment to Section 6(q) of the Operating Agreement.

The second sentence of Section 6(q) of the Operating Agreement is hereby amended to delete the words "Fuel Costs" and to substitute the words "Common Coal Stockpile Costs, additional Separate Coal

Stockpile Costs, additional Other Fuel Costs" therefor.



     14.  Effectiveness of this Amendment.  Neither this

Amendment nor any of the obligations of the parties hereto shall be effective until the receipt of all requisite approvals,

including, without limitation, the approval of the Securities and

Exchange Commission ("SEC") under the Public Utility Holding

Company Act of 1935, the written approval of the Administrator of the Rural Electrification Administration and the approval of all other persons and entities having a right to approve or consent to an amendment to the Operating Agreement, but upon receipt of such approvals this Amendment and the obligations of the parties hereto shall be effective.  The parties hereby agree to use their respective best efforts to expeditiously obtain all such

requisite approvals.



     15.  Miscellaneous.  Any and all notices, requests,

certificates and other instruments executed and delivered after the execution and delivery of this Amendment may refer to the

Operating Agreement without making specific reference to this

Amendment, but nevertheless all such references shall be deemed to include this Amendment unless the context shall otherwise require.

     This Amendment shall be construed in connection with and as a part of the Operating Agreement, and all terms, conditions and covenants contained in the Operating Agreement, except as herein modified, shall be and remain in full force and effect, and the parties hereto agree that they are bound by the terms and

conditions of the Operating Agreement as amended hereby.

     This Amendment may be executed in any number of

counterparts, each executed counterpart constituting an original but altogether one and the same instrument.



              [This space intentionally left blank.]

     IN WITNESS WHEREOF, the undersigned Parties hereto have duly executed this Amendment under seal as of the date first above written.


Signed, sealed and delivered       GEORGIA POWER COMPANY
in the presence of:

______________________________     By: __________________________

______________________________     Name:_________________________
Notary Public                      Title:________________________

                                   Attest: ______________________

                                   Name:_________________________
                                   Title:________________________

                                        (CORPORATE SEAL)


Signed, sealed and delivered       OGLETHORPE POWER CORPORATION
in the presence of:                (AN ELECTRIC MEMBERSHIP
                                   GENERATION & TRANSMISSION
                                   CORPORATION)

______________________________     By: __________________________

______________________________     Name:_________________________
Notary Public                      Title:________________________

                                   Attest: ______________________

                                   Name:________________________
                                   Title:_______________________

                                        (CORPORATE SEAL)

               [Signatures continued on next page]

            [Signatures continued from previous page]

Signed, sealed and delivered       MUNICIPAL ELECTRIC AUTHORITY
in the presence of:                OF GEORGIA

______________________________     By: __________________________

______________________________     Name:_________________________
Notary Public                      Its: _________________________

                                   Attest: ______________________

                                   Name:_________________________
                                   Its:__________________________

                                        (OFFICIAL SEAL)


Signed, sealed and delivered       CITY OF DALTON, GEORGIA
in the presence of:

______________________________     By: __________________________

______________________________     Name:_________________________
Notary Public                      Its:__________________________

                                   Attest: ______________________

                                   Name:_________________________
                                   Its:__________________________

                                        (OFFICIAL SEAL)


Signed, sealed and delivered       BOARD OF WATER, LIGHT AND
in the presence of:                SINKING FUND COMMISSIONERS

______________________________     By: __________________________

______________________________     Name:_________________________
Notary Public                      Its:__________________________

                                   Attest: ______________________

                                   Name:_________________________
                                   Its:__________________________

                                        (OFFICIAL SEAL)

                            APPENDIX A
                      TO OPERATING AGREEMENT

             OPERATING BUDGET, MAINTENANCE SCHEDULE,
         FUEL PLAN AND SCHEDULING AND DISPATCHING BUDGET


Operating Budget

     By August 15 of each calendar year, GPC shall use its

reasonable best efforts to provide each Participant a written budget estimate of Operating Costs including, without limitation,

scheduled outage costs (by month for the following year and in summary fashion for the succeeding four years) anticipated to be incurred for the five-year budget period for Scherer Unit No. 1 and Scherer Unit No. 2.  Each operating budget estimate shall be based on information reasonably available.

     The date for giving GPC written notice of approval or

disapproval of such operating budget estimate shall be September

15 and the date for submission by the Participants of alternative operating budget estimates shall be October 15.  All approvals,

disapprovals and submissions of alternative operating budgets shall be by the percentages specified in Section 3(k) of the

Operating Agreement.

     Each budget estimate and final budget estimate shall be in a format such that each month's estimated costs are listed by

reference to the applicable Uniform System of Accounts account number.  In addition, each budget estimate and final budget

estimate shall be in a format showing expected amounts that the

Participant will be billed. Finally, a report on materials and supplies purchased during the preceding calendar year shall be provided along with the operating budget estimate.

     Section 5.1 and Appendix A of the Plant Scherer Managing

Board Agreement dated as of December 31, 1990, as amended from time to time, shall govern and control any conflicting or

contrary provisions of the Operating Agreement with regard to operating budgets for the Plant Scherer Common Facilities.



Maintenance Schedules

     In formulating the plan to be submitted to the Participants,

GPC shall consider any comments submitted by the Participants to

GPC prior to August 1 of each year, and GPC shall use its

reasonable best efforts to minimize any period during which the

Units are scheduled to be out of service for maintenance at the same time.

     On or before August 15 of each calendar year, GPC shall use its reasonable best efforts to provide to each Participant a written scheduled outage plan for Scherer Unit No. 1 and Scherer

Unit No. 2.  Should any major changes be made to the maintenance schedule within a calendar year, GPC shall use its reasonable best efforts to provide each Participant with a revised schedule.

     A Common Dispatch Participant shall receive maintenance

schedules for the territory.



Fuel Plan

     The parties as of this particular time choose to utilize the provisions set forth in Section 3(c) of the Operating Agreement,

as the same may be revised from time to time as provided therein,

such revisions to be set forth in this Appendix.



Scheduling and Dispatching Budget (Energy Budget)

     On or before August 15 of each calendar year, GPC shall use its reasonable best efforts to provide to each Common Dispatch

Participant a written budget estimate of the estimated operating levels of Scherer Unit No. 1 and Scherer Unit No. 2 based upon the anticipated economic dispatch of such Units for the five-year budget period.  Each budget estimate shall be based on

information reasonably available.

                            APPENDIX B
                      TO OPERATING AGREEMENT

                 OPERATIONS AND MAINTENANCE COSTS

     Operation and Maintenance costs at Plant Scherer are accumulated by Location Code by FERC account. The Location
Codes, what they represent and the allocation basis are:

Location 8010 - General to Steam - 25% to Location 8100 (as such percentage may change from time to time based on the nameplate capacity of GPC's total fossil steam)
Location  8100  -  General to Scherer - 25% to each Unit
Location  8101  -  Unit 1  Specific  - 100% to Unit 1
Location  8102  -  Unit 2  Specific  - 100% to Unit 2
Location  8103  -  Unit 3  Specific  - 100% to Unit 3
Location  8104  -  Unit 4  Specific  - 100% to Unit 4
Location  8107  -  Unique  to Units  1&2 - 50% to Unit 1
                   50% to Unit 2
Location  8108  -  Unique  to Units  3&4 - 50% to Unit 3
                   50% to  Unit 4
Location  8109  -  Common  Facilities  - allocation to Units based on 12-month generation

The component systems that make up each of these location codes are listed in Pages 3 through 7 of Appendix B. The source document for this listing was the 1989 Plant Scherer Continuing Property Records (CPR). The CPR can be tied back to the Plant Scherer Retirement Unit Manual. When construction is complete, the various work orders are unitized into retirement units and then grouped into schedule numbers. The schedule numbers which compose a larger system are grouped to a major system for purposes of this listing. This listing is intended to be a high level summary of the items included in each location.

     Within each Location Code are the various FERC Accounts:

     Steam Power Generation - operation
     FERC 500 - Operations Supervision and Engineering
     FERC 501 - Fuel Handling
     FERC 502 - Steam Expenses (Boiler)
     FERC 505 - Electric Expenses (Turbine)
     FERC 506 - Miscellaneous Steam Power Expenses
     FERC 507 - Steam Power Generation Rents

     Steam Power Generation - Maintenance
     FERC 510 - Maintenance Supervision and Engineering
     FERC 511 - Maintenance of Structures
     FERC 512 - Maintenance of Boiler Plant
     FERC 513 - Maintenance of Electric Plant (Turbine)
     FERC 514 - Maintenance of Miscellaneous Steam Plant

After the allocation process is complete, all operations and maintenance costs become a part of the Unit Specific Locations, but still retain their FERC account identity.

     For the purposes of allocating costs, all FERC accounts other than Operations and Maintenance on the Boiler and Turbine (FERC's 502, 505, 512, and 513) are designated as fixed costs to be allocated based upon the respective undivided ownership interests in Scherer Units 1 and 2. The Operations and Maintenance on Boiler and Turbine costs shall be between labor and nonlabor. All labor, both straight time and overtime, shall be designated as fixed costs. All other costs charged to these FERC Accounts (502, 505, 512, 513) shall be considered variable, and allocated to owner based on relative generation during the "applicable accounting period". A flowchart of this information is attached hereto.

                  Plant Scherer Common Facilities

     These facilities are classified as part of Plant Scherer Common Facilities and their O&M costs vary with generation. O&M costs incurred in the operation and maintenance of these facilities shall be allocated to the individual units based on the most recent 12-month generation or in appropriate cases, a different applicable accounting period generation of the unit as a percent of the total Plant Scherer generation for the same period.

     Permanent Railroad System
     Chemical Waste Treatment Control House
     Coal Handling Equipment Buildings and System
     Treated Water System
     Ash Handling System

               Plant Scherer Common Facilities

     These facilities are classified as part of Plant Scherer common Facilities, but their O&M costs do not vary with generation. Therefore, O&M costs incurred in the operation and maintenance of these facilities shall be allocated to the individual units based on the nameplate capacity of 818 MW per unit (1/4 to each unit).

     Raceway Systems - Equipment and Buildings
     Site Grounding System
     Plant Welding System
     Hydrogen House
     River Pumping System
     Well Pump House
     Lifting System - Turbine Room Cranes
     Lube Oil Building Storage and Transfer Facilities
     Potable Water System
     Fire Protection System and Tanks
     Distribution System - To Header
     Auxiliary Boiler System Startup
     Site Improvements
     Service Bay
     Maintenance Building
     Warehouse
     Service Water System
     Visitors Center
     Security Building
     Sewage Treatment Facility
     Environmental Monitoring Facility
     Utility Trench
     Nitrogen Storage Building
     Nitrogen System
     Lake Juliette
     Retention and Ash Disposal Pond
     Recreation Facilities
     Intrasite Communication
     Settling and Storage Pond
     Plant Service Facilities
     Service Building
     Fee Simple Land
     500kv Switchyard Facilities

                Facilities Common to Units 1 and 2

     These facilities are classified as common to Scherer Units No. 1 and No. 2, or "Cost Unique to 1 and 2" and their O&M costs do not vary with generation. O&M costs incurred in the operation and maintenance of these facilities shall be allocated to Scherer Unit No. 1 and No. 2 based on nameplate capacity of 818 MW per unit (1/2 to each unit).

     Waste Water Treatment Facilities
     Scherer Unit No. 1 and No. 2 Coal Handling-Building Equipment and System
     Treated Water System
     Filtered Water System
     Chemical Wash System Chemical Cleaning Header
     Site Maintenance and Improvements
     Emergency Generating Building
     Raceway System Site
     Collection System
     Ground System
     Fee Simple Land
     Scherer Unit No. 1 and No. 2 Railroad System
     Scherer Unit No. 1 and No. 2 Fire Protection System
     Scherer Unit No. 1 and No. 2 Ash Handling Facility
     Scherer Unit No. 1 and No. 2 Service Water System
     Cooling Water Chlorination House and System
     Fuel Oil Facilities
     Fuel Storage Facilities
     Stack

                Facilities Common to Units 3 and 4


     These facilities are classified as common to Scherer Units No. 3 and No. 4, or "Cost Unique to 3 and 4" and their O&M costs do not vary with generation. O&M costs incurred in the operation and maintenance of these facilities shall be allocated to Scherer Unit No. 3 and No. 4 based on nameplate capacity of 818 NW per unit (1/2 to each unit).

     Waste Water Treatment Facilities
     Scherer Unit No. 3 and No. 4 Coal Handling-Building Equipment and System
     Treated Water System
     Filtered Water System
     Chemical Wash System Chemical Cleaning Header
     Site Maintenance and Improvements
     Emergency Generating Building
     Raceway System Site
     Collection System
     Ground System
     Fee Simple Land
     Scherer Unit No. 3 and No. 4 Railroad System
     Scherer Unit No. 3 and No. 4 Fire Protection System
     Scherer Unit No. 3 and No. 4 Ash Handling Facility
     Scherer Unit No. 3 and No. 4 Service Water System
     Cooling Water Chlorination House and System
     Fuel Oil Facilities
     Fuel Storage Facilities
     Stack

              Plant Scherer Unit Specific Facilities


     These facilities are classified as specific to the particular unit. O&M costs associated with these facilities are charged directly to the specific unit.

     Site Fire Protection System
     Roof Pressurizing System
     Boiler Duct System
     Boiler Water Circulating
     System
     Pulverizes
     Oil Handling and Firing
     System
     Plant Welding System
     Draft System
     Induced Draft
     Main Turbine Steam System
     Extraction Steam System
     Vent and Drain System
     Condensate System
     Turbine Generator System
     Cooling Water Passageways
     Cooling Water Pumps and
     Drives
     Cooling Water Chlorination
     System
     Cooling Tower
     Storage Tanks Distribution
     System
     Raceway System
     Ground System
     Generator Bus System
     Cathodic Protection System
     Sluice Water System
     Site Improvements
     Service Air Systems
     Sewage Treatment Facilities
     Coal Handling System
     Instrument/Control System
     Turbine Building
     Water Analysis System
     Chemical Wash System
     Metering Control System
     Computer Systems-Electrical
     Local Racks and Panels
     DC Power Systems
     Emergency Generator Systems

     AC Distribution Systems
     Intrasite Communications
     Plant Service Facilities
     Steam Generator Building
     Service Water System
     Fee Simple Land
     Control House
     Precipitator Control House
     Boiler Enclosure
     Air Heaters
     Step-up Substation
     500kv Switchyard Facilities








































